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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                                            Jurisdiction                        Holder of
Name                                        Of Incorporation/Organization       Outstanding Stock
----                                        -----------------------------       -----------------
BancorpSouth Bank                           Mississippi                         BancorpSouth, Inc.

Personal Finance Corporation                Mississippi                         BancorpSouth Bank

Century Credit Life Insurance
Company                                     Mississippi                         BancorpSouth Bank

BancorpSouth Insurance Services, Inc.       Mississippi                         BancorpSouth Bank

BancorpSouth Mortgage Company               Arkansas                            BancorpSouth Bank

BancorpSouth Investment Services, Inc.      Mississippi                         BancorpSouth Bank

BancorpSouth Municipal Development          Arkansas                            BancorpSouth Bank
Corporation

BancorpSouth Capital Trust I                Delaware                            BancorpSouth, Inc.
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